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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 26, 1998, on the May 31, 1998 financial statements of CUFUND, included in the previously filed Form N-30D dated July 27, 1998, and to all references to our Firm included in Post-Effective Amendment No. 7 to the Registration Statement File No. 33-44293.


/s/ARTHUR ANDERSEN LLP

Philadelphia, PA
  September 24, 1998